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                                                                   Exhibit 10.32

                              BRIDGE LOAN AGREEMENT
                              ---------------------


                  THIS BRIDGE LOAN AGREEMENT ("this Agreement"), made the 28th day of July, 2004 by and between WACHOVIA BANK, NATIONAL ASSOCIATION, with an office at PA 1245, 123 S. Broad Street, Philadelphia, Pennsylvania 19109 ("Lender") and ORLEANS HOMEBUILDERS, INC., a Delaware corporation with an office at One Greenwood Square, 3333 Street Road, Bensalem, Pennsylvania 19020 ("Borrower").

                              W I T N E S S E T H :


                  A. Borrower is a corporation formed to acquire, through various 100% owned affiliates, land in one or more of the States of Pennsylvania, New Jersey, Delaware, Virginia, North Carolina, South Carolina, New York, Illinois and Florida, to improve such land with residential dwellings, and to sell such dwellings (the "Business").

                  B. Borrower has applied to Lender for a short term loan (i) to finance Borrower's acquisition of Realen Homes, L.P., a Pennsylvania limited partnership ("Realen") and to refinance certain outstanding indebtedness of Realen and (ii) to provide Borrower with funds with which Borrower may, through its wholly-owned affiliates, purchase land for residential development and construct site improvements for residential development projects.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Loan.

                  1.1. Subject to the terms and conditions herein set forth, Lender agrees (i) to lend to Borrower a sum (the "Loan") and (ii) to issue for the account of Borrower or wholly-owned affiliates of Borrower Completion Assurance Agreements (as defined below), the aggregate amount of the Loan and of Lender's obligations under Completion Assurance Agreements being in no event more than $120,000,000 (the "Maximum Amount"). For purposes of this Agreement, "Completion Assurance Agreement" means a letter of credit issued by Lender, or a "set-aside" or "tri-party" agreement executed by Lender, whereby Lender assures to a governmental authority the availability of funds for the completion of site improvements that are to be constructed to serve a residential development project.

                  1.2. The Loan shall be advanced by Lender in installments as hereinafter provided and shall be evidenced by Borrower's note (the "Note") executed simultaneously herewith.

                  1.3. The Loan shall bear interest on each day at the per annum rate that is equal to (a), on that portion of the outstanding principal that does not exceed $60,000,000, the sum of (i) the LIBOR Market Index Rate in effect on such day plus (ii) two and one-quarter of one percent (2.25%) per annum (that is, 225 "basis points") and (b), on that portion of the outstanding principal balance that exceeds $60,000,000, the sum of (iii) the LIBOR Market Index Rate in effect on such day plus (iv) two and one-half of one percent (2.5%) per annum (that is, 250 "basis points"). For purposes of this Agreement, "LIBOR Market Index Rate" means, for any day, the rate of one (1) month U.S. Dollar deposits as reported on Telerate page 3750 as of 11 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or, if not so reported, then as determined by Lender from another recognized source or interbank quotation). Interest shall be calculated on the basis of a 360-day year but charged for the actual number of days in any year or part thereof.


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                  1.4. Commencing on September 1, 2004, and continuing on the first business day of each succeeding month thereafter until and including the month in which the Maturity Date occurs, the Borrower shall pay to Lender interest in arrears through (and including) the last day of the immediately preceding calendar month, on the outstanding principal balance of the Loan.

                  1.5. The entire outstanding principal balance of the Loan, together with all accrued interest thereon and other amounts payable by Borrower pursuant to this Agreement, shall be due and payable without notice or demand on the Maturity Date. For purposes of this Agreement, "Maturity Date" means November 30, 2004.

                  1.6. Borrower may prepay the Loan, in full or in part, at any time and from time to time without penalty or premium.

                  1.7. All payments of principal, interest and other charges hereunder and under the Note shall be made by Borrower without notice, set off or counterclaim and in immediately available same day funds and shall be delivered to Lender not later than 3:00 P.M. prevailing Eastern time on the date due; funds received by Lender after that time shall be deemed to have been paid by Borrower on the next succeeding Business Day (as defined in the Note). All such payments shall be made by wire transfer to the account that Lender may from time to time specify by written notice to Borrower.

         2. Advances; Completion Assurance Agreements.

                  2.1. Provided that no Event of Default has occurred and is continuing, and subject to the terms and conditions set forth herein, commencing on the date hereof and expiring on the Business Day immediately preceding the Maturity Date, Lender shall make advances of the Loan to Borrower up to an aggregate of the Maximum Amount, provided that no such advance shall be made if, as a result thereof, the outstanding principal balance of the Loan would exceed
(i) the Maximum Amount minus (ii) the maximum aggregate liability of Lender under all Completion Assurance Agreements by which Lender is then obligated. Borrower may request an advance of the Loan by delivering to Lender a completed "Notice of Borrowing" in the form attached hereto as Exhibit 2.1 no later than 1:00 p.m. on the Business Day Borrower desires such advance to be made. Notices of Borrowing may be signed by any one of Benjamin D. Goldman, James Thompson or Joseph A. Santangelo on behalf of Borrower.

                  2.2. Provided that no Event of Default has occurred and is continuing, and subject to the terms and conditions set forth herein, Borrower may request, and Lender shall issue or execute, Completion Assurance Agreements to assure governmental authorities of the completion of site improvements be constructed by any wholly-owned affiliate of Borrower. No Completion Assurance Agreement shall be issued or executed by Lender if, as a result thereof, (i) the maximum aggregate liability of Lender under all Completion Assurance Agreements then outstanding or in effect plus (ii) the outstanding principal balance of the Loan would exceed the Maximum Amount.

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                  2.2.1. Borrower shall request the issuance of a letter of
credit as a Completion Assurance Agreement by submitting to Lender a completed Application and Agreement for Irrevocable Standby Letter of Credit, on Lender's customary form, at least three (3) Business Days before Borrower desires the letter of credit to be issued. Borrower shall request Lender's execution of a "set-aside" or "tri-party" agreement by delivering to Lender, at least three (3) Business Days before Borrower desires Lender to execute the same, a final and completed copy of the requested agreement (which agreements must be in form and content acceptable to Lender in good faith).

                  2.2.2. Any payment made by Lender pursuant to a Completion Assurance Agreement shall be deemed to be an advance of the Loan that was requested by Borrower pursuant to Section 2.1, notwithstanding that Borrower did not provide Lender with a Notice of Borrowing.

                  2.2.3. Borrower shall pay to Lender quarterly in arrears, when billed, a fee based on the amount available to be drawn under all letters of credit issued by Lender as Completion Assurance Agreements, such fee to be calculated on the basis of a 365 day year at the rate of one percent (1.0%) per annum.

                  2.3. If at the time Borrower pays in full the outstanding principal balance of the Loan Lender is not fully released, by the beneficiaries thereof, from Lender's liabilities under each Completion Assurance Agreement, Borrower shall on the Maturity Date deposit with Lender cash in the sum equal to the aggregate amount of Lender's maximum potential liabilities under the Completion Assurance Agreements. Such sum shall be placed in a restricted, interest bearing account with Lender (the "Account"). In the event that Lender thereafter makes payment to any beneficiary of a Completion Assurance Agreement pursuant to the terms thereof, Borrower shall immediately reimburse Lender in the amount of Lender's payment to the beneficiary. In order to secure such obligation of Borrower, Borrower shall execute and deliver to Lender, at the time the Account is created, a collateral assignment of the Account to Lender, on Lender's customary form. Borrower may withdraw funds from the Account from time to time, provided that (i) at the time of each such withdrawal Borrower has reimbursed Lender for all amounts theretofore paid by Lender pursuant to the Completion Assurance Agreements and (ii) at no time shall the amount in the Account be less than the then-current aggregate amount of Lender's maximum potential liabilities under the Completion Assurance Agreements.

         3. Conditions to Closing the Loan.

            The agreement of Lender's to enter into this Agreement is subject to the condition precedent that, on or before the date hereof, Lender shall have received all of the following documents, each in form and substance satisfactory to the Lender; and each of the actions described below shall have occurred:

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                  3.1. The Note, duly executed by the Borrower.

                  3.2. An executed Notice of Borrowing for any advance of the Loan Borrower then requires.

                  3.3. Certified copies of all corporate action taken by Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Note and this Agreement.

                  3.4. An incumbency and signature certificate (dated as the date of this Agreement) of the Secretary of Borrower, certifying the names and true signatures of the officers of Borrower authorized to sign the Note and this Agreement.

                  3.5. A copy of the Articles of Incorporation and the By-laws of Borrower, certified as true and correct by its Secretary.

                  3.6. A Subsistence Certificate for Borrower, issued within thirty (30) days prior to the date hereof, from the state of Borrower's incorporation.

                  3.7. An opinion directed to Lender and issued by counsel to Borrower (who must be an attorney-at-law licensed to practice in Pennsylvania) that (i) Borrower is duly organized, validly existing, and in good standing in the state of its incorporation and is authorized to do business in all jurisdictions where such authorization is required, (ii) Borrower has the power to enter into the transactions contemplated by this Agreement; (iii) the transactions contemplated by this Agreement do not violate any provision of any law, charter, restriction, by-law, or any other document known to such counsel, affecting Borrower; (iv) the Note and this Agreement have been executed and delivered by, and constitute the valid and binding obligations of, Borrower, enforceable in accordance with their terms, except as limited by applicable bankruptcy or other laws affecting creditor's rights generally; (v) the Loan and the payment thereof in accordance with the terms of this Agreement and the Note shall not violate any applicable usury laws; and (vi) such other matters relating to the transactions contemplated herein as Lender or Lender's counsel may reasonably request.

                  3.8. The most recent Financial Statements (as defined below) of Borrower.

                  3.9. Borrower shall have executed and delivered to Wachovia Capital Markets, LLC ("WCM") a "mandate letter" authorizing WCM to procure, on behalf of Borrower from financial institutions acceptable to Borrower, commitments to provide Borrower and its Affiliates a secured revolving credit facility in the aggregate amount of $400,000,000 and that is otherwise sufficient to enable Borrower to repay, upon the closing thereof, the Loan and all other indebtedness for borrowed money then owing by Borrower and its affiliates, as shown on Borrower's financial statements.

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                  3.10. Such other and further documents as may be required
reasonably by the Lender in order to consummate the transactions contemplated hereunder.

         4. Representation and Warranties.

            Borrower hereby makes the following representations and warranties which, to the knowledge of Borrower, are true and correct on the date hereof:

                  4.1. Use of Proceeds. The proceeds of the Loan shall be used by Borrower only to (i) purchase Realen, to repay indebtedness of Realen and to pay the costs of the closing of the Loan, (ii) to purchase land for residential development as part of Borrower's Business and (iii) to pay for the construction of on- and off-site improvements that will serve residential development projects that are part of Borrower's Business.

                  4.2. Incorporation, Good Standing, and Due Qualification. Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, has the corporate power and authority to own its assets and to transact the Business, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

                  4.3. Corporate Power and Authority. The execution, delivery, and performance by Borrower of the Note and this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter or bylaws; (iii) violate any provision of or cause or result in a breach of or constitute a default under any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower;
(iv) cause or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected or; (v) cause or result in or require the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by Borrower except as contemplated by this Agreement.

                  4.4. Legally Enforceable Agreement. This Agreement is, and the Note when delivered under this Agreement will be, legal, valid, and binding obligations of Borrower, enforceable against it in accordance with the respective terms thereof, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

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                  4.5. Financial Statements; Accuracy of Information. The
Financial Statements of Borrower for the period ending March 31, 2004 heretofore delivered to Lender are true and correct and represent fairly the financial position as of the date thereof and the results of Borrower's operations or affairs for the period indicated, and show (including the footnotes) all known liabilities, direct or contingent, of Borrower as of the date thereof, all in accordance with GAAP consistently applied. Since the date of such financial statements, there has been no material adverse change in condition, financial or otherwise, of Borrower or in its Business and properties and, since such date, Borrower has not incurred, other than in the ordinary course of business or as previously disclosed by Borrower to Lender in writing, any indebtedness, liabilities, obligations or commitments, contingent or otherwise. No information, exhibit, or report furnished by Borrower to Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading. All projections delivered by Borrowers to Lender were made on a reasonable basis and in good faith. Except as disclosed to Lender in writing, Borrower has no material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments.

                  4.6. Conflicts. The execution, delivery and performance of this Agreement and the Note will not violate any provision of any indenture, agreement, or other instrument to which Borrower or any of its properties or assets are bound, and will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of said properties or assets.

                  4.7. Consents. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or a filing with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign is necessary to the valid execution and delivery by Borrower of this Agreement or the Note.

                  4.8. Litigation. Except as disclosed on Schedule 4.8, there is no pending or threatened action or proceeding against or affecting Borrower or any of its wholly-owned affiliates before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, a materially and adversely affect the financial condition, operations, properties or Business of Borrower or the ability of Borrower to perform its obligations under this Agreement or the Note.

                  4.9. Other Agreements. Borrower is not in default, in any material respect, in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

                  4.10. No Defaults or Outstanding Judgments or Orders. Borrower has satisfied, and is not in default with respect to, any final, unappealed and unstayed judgment, writ, injunction or decree of any court or arbitrator, and is not in material default of any rule or regulation (if such default would have a material adverse effect on Borrowers) of any federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign by which it is bound.

                  4.11. Taxes. Borrower (i) has filed all tax returns (federal, state, and local) required to be filed and (ii) has paid all taxes, assessments, and governmental charges and levies due thereon, including interest and penalties, except such as are being contested in good faith and with respect to which non-payment will not have a material adverse effect upon Borrower.

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                  4.12. ERISA. Borrower and each ERISA Affiliate of Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; to the best of Borrower's knowledge after due inquiry, no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither of the any Borrower nor Guarantor nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower and each wholly-owned affiliate of Borrower have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA; and neither any Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA. For purposes of this Section, "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations promulgated thereunder, "ERISA Affiliate" means any trade or business (whether or not incorporated) would, together with Borrower, be treated as single employer under Section 4001 of ERISA, and the terms "Reportable Event", "Prohibited Transportation" and "Plan" have the meanings defined in ERISA.

                  4.13. RICO. Neither any Borrower nor any affiliate of Borrower has engaged in any conduct or taken or omitted any act in violation of Racketeer Influenced and Corrupt Organization Act as amended by the Comprehensive Crime Control of 1984, as amended.

                  4.14. Accurate and Complete Disclosure. No representation or warranty made by Borrower under this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty of statement not misleading). Borrower has disclosed to Lender in writing every fact which would have a material adverse effect, or which so far as Borrower can now foresee is reasonably possible in the future and would have a material adverse effect, on the business, operations or financial condition of Borrower or the ability of Borrower to perform its obligations under this Agreement.

         5. Affirmative Covenants

            Borrower hereby covenants and agrees that until the Loan is paid in full, except as the Lender may otherwise agree in writing:

                  5.1. Reporting Requirements. Borrower shall furnish, or cause to be furnished, to Lender:

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                           5.1.1. As soon as available, and in any event within
one hundred twenty (120) days after the end of each fiscal year of Borrower, audited financial statements of Borrower (which shall include a Consolidated Balance Sheet and a Consolidated Statement of Operations) through the end of such fiscal year, and a consolidated statement of cash flow for such fiscal Year (collectively, "Financial Statements"), all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and accompanied by an unqualified opinion thereon, on a basis acceptable to Lender, by PricewaterhouseCoopers LLP or by another national firm of independent certified public accountants selected by Borrower and acceptable to Lender in good faith.

                           5.1.2. As soon as available, and in any event within
fifty (50) days after the close of each fiscal quarter of Borrower, unaudited management-prepared quarterly financial statements of Borrower (which shall include a Consolidated Balance Sheet and a Consolidated Statement of Operations) as of the end of each fiscal quarter, all in reasonable detail and prepared in conformity with GAAP, applied on a basis consistent with that of the preceding fiscal year of Borrower. Such statements shall be certified as to their correctness by the chief financial officer of Borrower.

                           5.1.3. Such other information respecting the
condition or operations, financial or otherwise, of Borrowers as the Lender may from time to time reasonably request.

                  5.2. Payment of Taxes. Borrower shall duly pay and discharge all taxes, assessments and governmental charges levied upon or assessed against it, its properties, or its income prior to the date on which penalties are attached thereto, unless and except to the extent only that such taxes, assessments and charges shall be contested in good faith by appropriate proceedings diligently conducted by Borrower (unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced) and provided that such reserves as shall be required by GAAP shall have been made therefor.

                  5.3. Access to Properties, Books and Records. Borrower shall permit any of the officers, employees or representatives of Lender to examine its books and records and make extracts therefrom and discuss the affairs, finances, and accounts of Borrower and with representatives thereof, during normal business hours, and as often as Lender may reasonably request upon prior telephone notice.

                  5.4. Maintenance of Records. Borrower shall keep adequate records and books of account, in which complete entries were made in accordance with generally accepted accounting principals consistently applied, reflecting all financial transactions of Borrower.

                  5.5. Maintenance of Existence. Borrower shall preserve and maintain its existence and good standing in the jurisdiction of its formation, and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required.

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                  5.6. ERISA. Borrower shall comply in all material respects with the requirements of ERISA applicable to any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) sponsored by Borrower.

         6. Negative Covenants

            Borrower hereby covenants and agrees that until the Loan is paid in full, Borrower shall not, except as Lender may otherwise agree in writing:

                  6.1. Grant of Liens. Permit to exist any lien on any real or personal property, or on any other asset (whether real or personal), of Realen, other than (i) the lien of taxes, assessments and other governmental charges that are not yet due and payable, (ii) inchoate mechanics liens of suppliers of labor and materials to Realen, (iii) mechanics liens against property owned by Realen in an aggregate amount not in excess of $100,000 and (iv) liens arising out of Realen's current secured credit facility in the maximum amount of $70,000,000, the agent for which is Wells Fargo Bank, N.A.

                  6.2. Mergers and Acquisitions.

                           6.2.1. Merge or consolidate with, or acquire all or
substantially all of the assets or the business of, any person (or permit any affiliate of Borrower so to merge, consolidate or acquire) other than Realen. Borrower is presently negotiating to acquire a residential homebuilder and Lender shall consider the approval of such merger in good faith upon receipt of such information as Lender may reasonably require.

                           6.2.2. Sell, assign, lease or otherwise dispose of
(whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person or permit any affiliate of Borrower (other than the sale of dwellings in the ordinary course of an affiliate's home building operations) to do any of the foregoing.

                  6.3. Management. Permit there to be any changes in the management or control of Borrower.

                  6.4. Debt. Incur, or permit any affiliate of Borrower to incur, any unsecured Debt. For purposes of this Agreement, "Debt" means, for any person, without duplication, all (i) indebtedness or liability for borrowed money other than under an existing $1,000,000 facility issued by Abington Bank;
(ii) obligations, whether or not for money borrowed (a) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (b) evidenced by bonds or debentures, notes or similar instruments, or (c) constituting purchase money indebtedness, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid that are issued or assumed as full or partial payment for property or services rendered in excess of $10,000,000 in the aggregate; (iii) master lease obligations and obligations that are treated as capitalized leases under GAAP;
(iv) obligations, contingent or otherwise, under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing arrangement if the transaction giving rise to such obligation (a) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease under GAAP and (b) does not (and is not required pursuant to GAAP to) appear as a liability on the balance sheet of a Person; (v) liabilities arising under any "swap agreement" (as that term is defined in 11 U.S.C. ss. 101, as heretofore or hereafter amended); and (vii) without duplication, all liabilities of third parties of the type described in (i)-(vii), inclusive, that are guaranteed by or otherwise recourse to a person, whether or not the obligations have been assumed.

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                  6.5. Use of Proceeds. Directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of the Board of Governors of the Federal Reserve System.

         7. Fees and Expenses.

            Borrower will pay Lender, to defray the costs (both internal and to third parties) involved in underwriting, processing and administering the Loan, a fee equal to $300,000. No portion of such fee shall be refundable if the maturity date of the Note is accelerated, if Borrower makes any voluntary prepayment of the Loan or for any other reason. In addition, Borrower will pay or cause to be paid all other fees and charges incurred in the procuring and making of the Loan, including, without limitation, Lender's reasonable counsel fees and disbursements for the preparation of Loan documentation and the closing of the Loan. Notwithstanding the absence or existence of any default hereunder, Borrower shall pay upon demand any costs, expenses and attorneys' fees incurred by Lender in connection with any bankruptcy or insolvency proceeding filed by or against Borrower whether such costs, expenses or attorneys' fees, incurred in the sole discretion of Lender are related to the review, determination, protection, monitoring (including attendance at meetings or hearings) or enforcement by Lender of the indebtedness evidenced by the Note, including but not limited to the preparation and filing of any proof of claim and without regard to whether Lender files, responds to or is a party to any application, motion or other proceeding.

         8. No Third Party Beneficiaries.

            The parties do not intend the benefits of this Agreement to inure to any third party.

         9. Default.

            The occurrence of any one or more of the following shall, at the option of Lender, and upon written notice from Lender to Borrower, constitute an "Event of Default" hereunder:

                  9.1. A petition shall have been filed by Borrower under any of the provisions of the Federal Bankruptcy Act, as amended, or any other Federal or state insolvency or similar law; or such petition shall have been filed against Borrower or a receiver shall have been appointed in a debtor's proceeding for Borrower, or any part of its property or assets, or for the Mortgaged Property or any part thereof, and such petition or receivership shall continue unstayed and in effect for a period of thirty (30) days;

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                  9.2. Borrower shall have made an assignment for the benefit of its creditors;

                  9.3. Any execution shall have been levied against any property of Borrower or of any Related Entity (as defined in Section 9.5 below) and shall continue unstayed and in effect for a period of ten (10) days;

                  9.4. Borrower shall have failed to observe and perform each and every one of the terms, covenants, promises and agreements on its part to be observed and performed under this Agreement (other than those to which specific reference is made elsewhere in this Section 10) and such shall not have been cured within twenty (20) days after written notice thereof to Borrower (provided that no such notice shall be required or any such cure period afforded to Borrower with respect to any breach of the covenants contained in Section 5.5,
6.2 or 6.3 of this Agreement or an intentional breach of Section 6.1 of this Agreement), or any representation or warranty made by Borrower shall appear to have been false or incorrect in any material respect when made;

                  9.5. An "Event of Default" as defined in the Note shall have occurred;

                  9.6. Borrower or any entity that is controlled by Borrower (a "Related Entity") shall have defaulted in any respect under any note, mortgage, loan agreement or any collateral document executed by Borrower or a Related Entity under or in connection with any loan transaction involving Borrower or such Related Entity and Lender other than the Loan which is the subject of this Agreement, whether such other loan transaction(s) or any of them, has been entered into prior to the date hereof or is entered into after the date hereof;

         10. Remedies.

                  10.1. Upon the occurrence of any Event of Default, Lender may declare immediately due and payable all sums advanced under the Note which are then unpaid, with all accrued interest.

                  10.2. The remedies provided in this Agreement shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Lender under the Note or otherwise at law or in equity, all of which rights and remedies are specifically reserved by Lender. Failure of Lender to exercise any remedy shall not constitute a waiver of Lender's rights for that default nor for any further or future default.

                  10.3. Borrower agrees that all property of Borrower which may hereafter be deposited with or come into the possession of Lender shall be applicable to secure the payment of the indebtedness evidenced by the Note, and for this purpose Lender is hereby given a lien on and a security interest in all thereof, and for such purpose this Agreement shall constitute a security agreement under the Uniform Commercial Code.

         11. Notices.

                  All notices to be given by either party to the other hereunder shall be in writing, shall be addressed to Borrower at its offices, as hereinabove set forth, and to Lender at its office, as hereinabove set forth (attention: Real Estate Finance Services), and shall be delivered by either an independent courier service that obtains a receipt for delivery or certified or registered U.S. Postal Service mail, return receipt requested. Either party may change its address for notices by written notice to the other party as aforesaid. Notices shall be deemed to have been given when received or when delivery is first attempted but refused, whichever shall first occur.

         12. Conflicts Between Instruments.

                  In the event of any conflict between the provisions of this Agreement and the provisions of the Note or any other document executed and/or delivered in connection with the Loan (including, without limitation any provisions with respect to the delivery of notice of default and the granting of any opportunity to cure) the provisions of this Agreement shall prevail, notwithstanding any provision in any other document to the effect that such other document shall be deemed controlling. Any default by Borrower hereunder shall, after the granting of such notice and expiration of any grace period as may be herein contained, constitute an event of default under the Note, without regard for any requirement for notice or opportunity to cure contained in the Note.

         13. Parties Bound - Assignment.

                  This Agreement shall be binding upon the parties hereto and upon their respective successors and assigns, and shall inure to the benefit of the successors and assigns of Lender; provided, Borrower shall not voluntarily, involuntarily, or by operation of law assign or transfer any interest which it may have under this Agreement.

         14. Captions.

                  The captions contained herein are not a part of this Agreement. They are only for the convenience of the parties and do not in any way modify, amplify, or give full notice of any of the terms, covenants or conditions of this Agreement.

         15. Loan Participations.

                  Lender shall have the right to sell participating interests in the Loan and all security therefor to such commercial banks and other financial institutions as Lender may elect, provided that no such sale shall relieve Lender of any obligation under this Agreement.

         16. Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the law of conflicts.

         17. WAIVER OF JURY TRIAL.

                  BORROWER AND LENDER, AFTER CONSULTATION WITH THEIR RESPECTIVE COUNSEL, EACH HEREBY WAIVE ANY RIGHT WHICH THEY MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) COMMENCED BY OR AGAINST THEM IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR WITH ANY DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT OR THE LOAN, OR IN ANY WAY PERTAINING TO THE LOAN OR THE RELATIONSHIP EVIDENCED BY THIS AGREEMENT.

         18. CONSENT TO JURISDICTION AND VENUE.

                  IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY, BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN OR SERVING PHILADELPHIA OR BUCKS COUNTY, PENNSYLVANIA, AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. BORROWER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER.

         19. Publicity.

                  Lender shall have the right to publicize Lender's making of the Loan in such print media and by such other means as Lender deems appropriate.

         20. Time of the Essence.

                  Time shall be the essence of this Agreement.

         21. Relationship of Parties.

                  The relationship between Borrower and Lender shall at all times be that of debtor and creditor. Under no circumstances shall such relationship be construed as creating a partnership or joint venture between Borrower and Lender.

         22. Severability.

                  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability but shall not invalidate or render unenforceable any other provision of this document and the remaining provisions shall stay in full force and effect.

         23. No Implied Waiver.

                  Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender and then only to the extent specifically set forth therein. A waiver in any one event shall not be construed as continuing or as a waiver of or bar to the exercise of such right or remedy with respect to any subsequent event or occurrence.

         24. Entire Agreement; Amendments.

                  This Agreement and the documents referred to herein constitute the entire agreement and understandings between Borrower and Lender with respect to the Loan; all prior negotiations, correspondence and discussions between the parties and their employees, partners, officers, agents and representatives with respect to the Loan are merged into this Agreement and shall have no force or effect. This Agreement may be amended or modified only by a writing signed by the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals the day and year first above written.


                              WACHOVIA BANK, NATIONAL ASSOCIATION


                              By: Julie Pasceri
                                  ---------------------------------------------
                                  Julie Pasceri Young, Vice President


                              ORLEANS HOMEBUILDERS, INC.


                              By: Joseph A. Santangelo
                                  ---------------------------------------------
                                  Joseph A. Santangelo, Chief Financial Officer

                               Notice of Borrowing
                               -------------------


Wachovia Bank, National Association
123 S. Broad Street
Philadelphia, Pennsylvania  19109
Attn:  _______________________


                                                              ____________, 2004


Gentlemen:

                  This Notice of Borrowing ("Notice") is provided to Wachovia Bank, National Association ("Lender") to evidence the request of Orleans Homebuilders, Inc. ("Borrower"), to borrow funds pursuant to the Bridge Loan Agreement, dated as of July __, 2004, by and between Borrower and Lender (the "Loan Agreement"). All capitalized terms not defined herein shall have the same meaning as provided in the Loan Agreement.

                  Borrower desires to borrow $__________ as an advance of the Loan on ______________, 2004.

                  The undersigned hereby certifies that: (i) the representations and warranties contained in Section 4 of the Loan Agreement are true and correct as of the date hereof, except to the extent such representations and warranties relate to an earlier date or except for changes therein which have been disclosed to Lender in writing and (ii) no Event of Default under the Loan Agreement has occurred and is continuing.


                                  Orleans Homebuilders, Inc.



                                  By:_______________________________________
                                                     , Vice President

                                  SCHEDULE 4.8

                             Schedule of Litigation
                             ----------------------


                                      None